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                                                                   Exhibit 10.25

                               AMENDMENT NO. 2 TO THE
                              ARM FINANCIAL GROUP, INC.
                        AMENDED AND RESTATED STOCK OPTION PLAN


         WHEREAS, ARM Financial Group, Inc., a Delaware corporation (the "Company"), has established the Amended and Restated Stock Option Plan, as amended (the "Plan"; terms used herein without definition have the meanings ascribed thereto in the Plan);

         WHEREAS, Section 13 of the Plan permits the Board of Directors of the Company to amend the Plan with the consent of the Participant Committee where such amendment would adversely affect the rights of Participants, PROVIDED that such amendment shall be uniformly applicable to all Participants;

         WHEREAS, this Amendment No. 2 shall be uniformly applicable to all Participants;

         WHEREAS, the Company and the Participant Committee desire to amend the Plan in the manner set forth below;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The definition of "Applicable Value" in Section 2 of the Plan is hereby amended in its entirety to read as follows:

         "APPLICABLE VALUE" as of any date of determination means (i) on and after the occurrence of a Public Offering, Public Value or (ii) prior to the occurrence of a Public Offering, Fair Market Value."

         2. Notwithstanding anything to the contrary contained in the definition of "Option Price" contained in Section 2 of the Plan, the Option Price applicable to all Options outstanding under the Plan shall be fixed upon the date of the occurrence of a Public Offering at an Option Price calculated as if such Option Price continued to increase by 3% at the end of each three-month anniversary of the applicable date of grant through such anniversary occurring in the last quarter of the fiscal year ending December 31, 1997, PROVIDED that the Option Price applicable to Options issued pursuant to Section 8(a)(viii) shall be determined in accordance with such subsection.

         3. The definition of "Public Company" contained in Section 2 of the Plan is hereby deleted in its entirety.

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         4.   Section 8(a)(viii) of the Plan is hereby amended in its entirety to read as follows:

         (viii) GRANT OF UNALLOCATED OPTIONS. Upon (A) the expiration of the term of the Plan, (B) a sale of all or substantially all of the business of the Company to a Third Party, (C) the occurrence of a Change in Control, (D) the occurrence of a Public Offering or (E) the triggering of "drag along" or "tag along" rights pursuant to Sections
         2.06 and 2.05 of the Stockholders' Agreement, respectively, (x) all unallocated Old Options will be granted PRO RATA to existing Participants who hold Old Options and (y) all unallocated New Options will be granted PRO RATA to existing Participants who hold New Options, with the exercise prices and vesting schedules of such Old Options or New Options granted to each Participant being the average weighted exercise prices and vesting percentages of the Old Options or New Options previously held by such Participant; PROVIDED, HOWEVER, that in the case of the triggering of tag along rights, unallocated Options shall only be granted to the extent necessary to permit each such Participant to sell his Pro Rata Portion (as defined in Section 2.05(a)(iv) of the Stockholders' Agreement).

         5. The third sentence of Section 7 of the Plan is hereby amended in its entirety to read as follows:

         None of the Options may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of to any third party other than the Company except by will, by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (subject to the Stockholders' Agreement); PROVIDED, HOWEVER, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Option to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members.

         6. Section 8(a)(v) of the Plan is hereby amended in its entirety to read as follows:

         During the lifetime of a Participant, an Option shall be exercisable only by the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Stock Option has been transferred in accordance with Section 7.

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         7.   Section 11(c) of the Plan is hereby amended in its entirety to read as follows:

         (c) CASHLESS EXERCISES. Following the occurrence of a Public Offering, as determined by the Committee in its sole discretion, payment of the Option Price may also be made in full or in part by tendering to the Company shares of Common Stock that are already owned by the Participant for a period of at least six months (having a Fair Market Value as of the date of exercise of such Option equal to the Option Price (or such portion thereof)). In its discretion, in accordance with rules and procedures established by the Committee for this purpose, the Committee may also permit a Participant to exercise an Option through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

         8. Except as set forth herein, the Plan is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this Amendment No. 2 has been executed as of this ________ day of June, 1997.

                                  ARM FINANCIAL GROUP, INC.


                                  By:
                                     ----------------------------
                                     Title:


                                  PARTICIPANT COMMITTEE


                                  By:
                                     ----------------------------
                                       John Franco


                                  By:
                                     ----------------------------
                                       Martin H. Ruby